Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
Skye Bioscience, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1))	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	33,753,271(2)	$12.373)	$ 417,527,962.27	$0.0001476	$61,627.13
	Total Offering Amounts					$ 417,527,962.27	$0.0001476	$ 61,627.13
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$61,627.13
(1)Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Capitalized terms used herein have the meanings set forth in the Registration Statement on Form S-1 with which this Filing Fee Table is filed as Exhibit 107.
(2)Consists of (i) 6,100,821 shares of Common Stock issued pursuant to the Merger Agreement, (ii) 2,325,537 shares of Common Stock issued pursuant to the 2023 Purchase Agreement, (iii) 2,325,537 shares of Common Stock issuable upon the exercise of the 2023 Warrants, (iv) 968,973 shares of Common Stock issuable upon conversion of the MFDI Note, (v) 340,000 shares of Common Stock issuable upon exercise of the MFDI Warrant, (vi) 11,713,664 shares of Common Stock issued pursuant to the January 2024 Purchase Agreement, and (vii) 9,978,739 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants issued pursuant to the January 2024 Purchase Agreement
(3)Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $12.37, which is the average of high and low prices of the Common Stock on March 20, 2024 on the OTCQB Marketplace operating by OTC Markets Group Inc.